UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 3, 2015, Depomed, Inc. issued the following (1) press release and (2) letter to its employees:

* * * * *

FOR IMMEDIATE RELEASE

Depomed Comments on Horizon Pharma Announcement

Depomed to File Complaint Today against Horizon Seeking Injunction to Prevent Horizon from Unlawfully Exploiting Depomed’s Highly Confidential Trade Secret Data

NEWARK, Calif., August 3, 2015 — Depomed, Inc. (NASDAQ: DEPO) (“Depomed” or the “Company”) today commented on Horizon Pharma plc’s (NASDAQ: HZNP) (“Horizon”) announcement that it intends to request that Depomed’s Board of Directors (“Depomed Board”) set a record date to determine the shareholders eligible to request a special meeting.

The Depomed Board will review the request when it is received. Provided that such request is received today and contains the information required under Depomed’s bylaws, the Depomed Board will, no later than August 31, 2015, fix a record date to determine shareholders entitled to request a special meeting, as contemplated by the bylaws.  Under the bylaws, the record date to determine shareholders entitled to call a special meeting shall be not more than 60 days after the date on which the Depomed Board takes action to fix the record date.  The bylaws provide that any request to call a special meeting must, among other things, be signed by the holders of shares entitled to cast not less than 10% of the votes at such meeting and must be received by Depomed within 30 days after the specified record date.

Regarding Horizon’s lawsuit, Depomed issued the following statement:

The actions taken by Depomed’s Board of Directors represent a reasonable and customary exercise of the Board’s fiduciary duties and are intended to protect the ability for all Depomed shareholders to realize the long-term value of their investment in the Company.

Depomed also announced today it will file a complaint today against Horizon in the Superior Court of the State of California for the County of Santa Clara.  As more fully described in the complaint, among other things, Horizon’s unsolicited bid to acquire the Company is predicated on the improper and unlawful use of highly confidential and proprietary information related to NUCYNTA, Depomed’s leading product.  Depomed seeks through its complaint an injunction to prevent Horizon from continuing its improper and unlawful use of Depomed’s highly confidential and trade secret data, and to prevent Horizon from continuing to make and failing to correct its false and misleading statements in connection with its attempt to acquire Depomed, among other relief.

On July 29, 2015, the Depomed Board unanimously rejected Horizon’s previous purported revised, highly conditional, unsolicited proposal to acquire all outstanding common share of Depomed at a price of $33.00 per share. The Depomed Board concluded that such prior proposal was inadequate and not in the best interests of Depomed and its shareholders, as it substantially undervalued Depomed’s business and did not reflect the inherent value of Depomed in light of its standalone prospects.

Jim Schoeneck, President and CEO of Depomed commented, “The Company believes that the actions announced today by Horizon are nothing but another baseless effort to advance Horizon’s inadequate proposal that the Depomed board has already determined undervalues the company and is not in the best interests of shareholders.  At this time shareholders do not need to take any action.”

Depomed is in the midst of a significant transformation and on track to become one of the top-five largest companies in the U.S. pain market based on revenues. Growth in the second quarter 2015 was led by Depomed’s flagship product NUCYNTA®, which had a strong performance in the first quarter of the Company distributing the product. NUCYNTA is expected to continue to significantly increase Depomed’s product revenue, cash flow, EBITDA and adjusted earnings per share through the mid-2020s.  In addition, Depomed’s broad pain product portfolio, strong intellectual property position and lengthy market exclusivity for products positions the company perfectly for long-term, sustainable growth. Depomed is focused on delivering significant shareholder value both now and into the future.

Morgan Stanley & Co. LLC and Leerink Partners LLC are serving as financial advisors to Depomed and Baker Botts L.L.P. and Gibson, Dunn & Crutcher LLP are serving as legal counsel.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise, Nucynta ER and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found at www.depomed.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information

Depomed intends to file a revocation statement and revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation by Horizon Pharma, plc to be able to call a special meeting of Depomed shareholders (the “Horizon Special Meeting Solicitation”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitation.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 6, 2015.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 and in Depomed’s latest Quarterly Report on Form 10-Q.

Investor Contact:

Depomed, Inc.

August J. Moretti

Chief Financial Officer

510-744-8000

amoretti@depomed.com

or

Christopher Keenan

VP, Investor Relations and Corporate Communication

510-744-8000

ckeenan@depomed.com

Innisfree M&A Incorporated

Larry Miller / Jonathan Salzberger / Scott Winter

(212) 750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann

415-869-3950

Andy Brimmer and Averell Withers

212-355-4449

Depomed Team,

I’m sure many of you have seen the announcement made this morning by Horizon Pharma (“Horizon”), which focuses on two matters related to our ongoing situation.

First, Horizon has decided to file documents with the Securities and Exchange Commission (“SEC”) to commence a process to call for a special meeting of Depomed shareholders. As I’ve mentioned before, this is the first step in a process.  There are several additional steps that must be taken, including the review by the SEC of Horizon’s preliminary solicitation materials, the setting of a record date to determine which shareholders are entitled to call a special meeting and the call for the special meeting.  If the process reaches that stage, Horizon would conduct a second solicitation that would propose that Depomed shareholders vote to remove all of Depomed’s current Board of Directors at the special meeting. Second, Horizon announced that it is filing a lawsuit today challenging the legality of our recent shareholder rights plan and certain bylaw amendments, details of which we filed with the SEC on July 13. I’ve attached is a copy of the press release we issued this morning in response to Horizon’s announcement.

This morning’s developments do not come as a surprise and are common in these types of situations. As a result, we have worked closely with our advisors to plan for and execute the most appropriate responses. We believe that the Horizon actions taken today are nothing but another baseless effort to advance the inadequate proposal that the Depomed Board has already determined undervalues our company and is not in the best interests of shareholders.

On the other side of this situation, earlier today Depomed announced that we filed a lawsuit against Horizon seeking an injunction to prevent Horizon from exploiting Depomed’s highly confidential trade secret data. Horizon was one of the bidders for NUCYNTA when JNJ was conducting the sale process and entered into a confidentiality agreement with JNJ that allowed Horizon to access highly confidential and proprietary information related to NUCYNTA that is now owned by Depomed.  We believe Horizon’s unsolicited and opportunistic bid to acquire our company is based on the improper use of this highly confidential and proprietary information.

As we have said throughout this process, it is business as usual for (almost) all of us at Depomed and today’s events have absolutely no impact on our business, our future prospects and your day-to-day responsibilities. I ask that you continue to remain focused and keep up the great work as this will continue to be an important driver of our success. As demonstrated by our recent impressive and record quarterly results, our company has a bright future ahead and we have every confidence that the best is yet to come.

As always, it is important that we speak with one voice. If you receive any calls from the media or other outside parties, please forward them to Chris Keenan, VP of Investor Relations and Corporate Communications, at ckeenan@depomed.com or (510) 744-8526.

Thank you for all that you do in making this such a great company. You are and will continue to be the cornerstone of our success.

Best, Jim

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information

Depomed intends to file a revocation statement and revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation by Horizon Pharma, plc to be able to call a special meeting of Depomed shareholders (the “Horizon Special Meeting Solicitation”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website athttp://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitation.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 6, 2015.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 and in Depomed’s latest Quarterly Report on Form 10-Q.